QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.6

SECURITY AGREEMENT
(5 1/4% Senior Notes)

        THIS SECURITY AGREEMENT (this "Agreement") is dated as of November 27th, 2002 by and between CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation and successor by merger to Cherokee International, LLC ("Debtor"), and U.S. BANK, N.A., having an office at 180 East Fifth Street, St. Paul, Minnesota 55101, Facsimile: (651) 244-0711, solely as Trustee (the "Trustee") for the Holders of the Debtor's 5 1/4% Senior Notes due 2008 (the "Notes"), as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to the Indenture (defined below), and the Additional Notes (as defined in the Indenture), (collectively the "Holders", or "Noteholders").

W I T N E S S E T H:

        WHEREAS, Debtor and Trustee are parties to an Indenture of even date herewith (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Indenture"), relating to the Notes; and

        WHEREAS, Debtor has agreed to enter into this Agreement to provide security for the payment and performance of its obligations under the Indenture; and

        NOW, THEREFORE, in consideration of the extension of credit as set forth in the Indenture, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Trustee, on behalf of and for the benefit of Trustee and Holders, as follows:

SECTION 1. Definitions

        1.1   Certain Defined Terms. Terms defined in the Indenture and not otherwise defined herein shall have the respective meanings provided for in the Indenture or the Collateral Documents. The following terms shall have the respective meanings provided for in the UCC (as defined below): "Accounts", "Account Debtor", "Buyer in Ordinary Course of Business", "Chattel Paper", "Commercial Tort Claim", "Deposit Account", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter of Credit", "Letter-of-Credit Rights", "Licensee in Ordinary Course of Business", "Proceeds", "Record", "Software", "Supporting Obligations" and "Tangible Chattel Paper". The following terms, as used herein, have the meanings set forth below:

        "Collateral" has the meaning assigned to that term in Section 2.

        "Control" means the manner in which "control" is achieved under the UCC with respect to a particular item of Collateral.

        "Copyright Security Agreement" means, if any, each Copyright Security Agreement executed and delivered by Debtor to Trustee, as the same may be amended and in effect from time to time.

        "Copyrights" means collectively all of the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, including those listed in the schedules to any Copyright Security Agreement; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including damages or payments for past, present or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

        "Intellectual Property" means collectively all of the following: Copyrights, Patents and Trademarks.

        "Patent Security Agreement" means, if any, each Patent Security Agreement executed and delivered by Debtor to Trustee, as the same may be amended and in effect from time to time.

        "Patents" means collectively all of the following: (a) all patents and patent applications including those listed on any schedule to any Patent Security Agreement and the inventions and improvements described and claimed therein, and patentable inventions; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

        "Secured Obligations" has the meaning assigned to that term in Section 3.

        "Security Interests" means the security interests granted or provided for pursuant to Section 2 hereof and pursuant to any Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, as well as all other security interests created, assigned or provided as additional security for the Secured Obligations pursuant to the provisions of this Agreement and the other Collateral Documents.

        "Trademark Security Agreement" means, if any, each Trademark Security Agreement executed and delivered by Debtor to Trustee, as the same may be amended and in effect from time to time.

        "Trademarks" means collectively all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including those listed on any schedule to any Trademark Security Agreement; (b) all renewals thereof; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

        1.2   Other Definition Provisions. References to "Sections", "subsections" and "Schedules" shall be to Sections, subsections and Schedules, respectively, of this Agreement unless otherwise specifically provided. For purposes hereof, "including" is not limiting and "or" is not exclusive. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

SECTION 2. Grant of Security Interests

        To secure the payment, performance and observance of the Secured Obligations, Debtor hereby grants to Trustee, for the security and benefit of the Indenture and of the Notes secured hereby, a continuing security interest in, right of setoff against, and an assignment to Trustee of all of Debtor's personal property and rights to personal property, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located and shall include the following (all being collectively referred to herein as the "Collateral"):

  (A)
  Accounts;

  (B)
  Inventory;

  (C)
  General Intangibles;

  (D)
  Documents;

  (E)
  Instruments;

  (F)
  Equipment;

  (G)
  Fixtures;

  (H)
  Investment Property;

  (I)
  Chattel Paper;

  (J)
  Commercial Tort Claims, including those specified on Schedule IV;

  (K)
  Deposit Accounts, all cash, and other property deposited therein from time to time and other monies and property in the possession or under the control of Trustee or any Holder or any affiliate, representative, agent or correspondent of Trustee or any Holder;

  (L)
  Goods;

  (M)
  Letter-of-Credit Rights;

  (N)
  Supporting Obligations;

  (O)
  All other personal property whether or not subject to the UCC:

  (P)
  All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing Software that at any time evidence or contain information relating to any of the property described in subparts (A) through (O) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

  (Q)
  Proceeds and products of all or any of the property described in subparts (A) through (P) above.

        Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to (a) any lease, license, contract, property rights or agreement to which Debtor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of Debtor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent any such term would be rendered ineffective by the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license contract, property right or agreement that does not result in any of the consequences specified in clauses (i) or (ii); or (b) any of the outstanding capital stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, provided that, upon an amendment to the IRC to allow a pledge of a greater percentage of the voting power of capital stock in a Foreign Subsidiary without adverse tax consequences to Debtor, the Collateral shall include, and the security interest granted by the Debtor shall attach to, such greater percentage of capital stock of each Foreign Subsidiary.

        Notwithstanding anything herein to the contrary, so long as no Event of Default has occurred and is continuing, Debtor shall have the exclusive, non-transferable right and license to use the Intellectual Property and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property.

SECTION 3. Security for Obligations

        This Agreement secures the payment and performance of the Obligations and all indebtedness, liabilities and obligations of Debtor now existing or hereafter created or arising under this Agreement and all renewals, extensions, restructurings and refinancings of any of the above including, without limitation, any additional indebtedness which may be extended to Debtor pursuant to any restructuring or refinancing of Debtor's indebtedness under the Indenture, and including any post-petition interest accruing during any bankruptcy, reorganization or other similar proceeding (all such indebtedness, liabilities and obligations of Debtor being collectively referred to herein as the "Secured Obligations").

SECTION 4. Debtor Remains Liable

        Anything herein to the contrary notwithstanding: (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Trustee of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; (c) neither Trustee nor any Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Trustee nor any Holder be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; and (d) neither Trustee nor any Holder shall have any liability in contract or tort for Debtor's acts or omissions.

SECTION 5. [Intentionally Omitted]

SECTION 6. Further Assurances; Covenants

        6.1   Other Documents and Actions. Debtor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Trustee may reasonably request, in order to create, perfect and protect any Security Interests or to enable Trustee to exercise and enforce its rights and remedies hereunder, or under any other Collateral Document with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, documents or notices, as may be necessary or desirable, or as Trustee may reasonably request, in order to create, perfect and protect the Security Interests; (b) at any reasonable time during normal business hours and upon reasonable notice, upon demand by Trustee, exhibit the Collateral to allow inspection of the Collateral by Trustee or Persons designated by Trustee and to examine and make copies of the records of Debtor related thereto, and to discuss the Collateral and the records of Debtor with respect thereto with, and to be advised as to the same by, Debtor's officers and employees and, after the occurrence and during the continuance of an Event of Default upon two (2) Business Days' prior written notice to Debtor (provided that no such notice shall be required with respect to an Event of Default described in Section 6.01 of the Indenture, with any other Person which is or may be obligated with respect to any Collateral; and (c) upon Trustee's request, appear in and defend any action or proceeding that may affect Debtor's title to or Trustee's security interest in the Collateral.

        6.2   Trustee Authorized. Debtor hereby authorizes Trustee to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral. Any such financing or continuation statements may describe the Collateral in any manner as Trustee may determine is reasonably necessary, advisable or prudent to ensure the perfection of the Security Interests perfected by such filing, including describing the Collateral as "all assets" or "all personal property, whether now owned or hereafter acquired."

        6.3   Corporate or Name Change. Debtor will give Trustee at least thirty (30) days prior written notice of any change in Debtor's name, identity, mailing address, jurisdiction of organization or corporate structure. With respect to any such change, Debtor will promptly execute and deliver such instruments, documents and notices and take such actions, as Trustee deems necessary or desirable to create, perfect and protect the security interests of Trustee in the Collateral.

        6.4   Business Locations. Except for the sale of Inventory in the ordinary course of business and dispositions expressly permitted in the Indenture and subject to the next sentence, Debtor will keep tangible Collateral (other than Collateral in the possession of Trustee and cash on deposit in permitted Deposit Accounts) at the locations specified on Schedule I. Debtor will give Trustee at least thirty (30) days prior written notice of any change in Debtor's chief executive office and principal place of business or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), Debtor will execute and deliver such instruments, documents and notices and take such actions as Trustee deems reasonably necessary to create, perfect and protect the Security Interests.

        6.5   Filing Requirements. None of the Equipment (other than motor vehicles not having a market value in excess of $50,000 in the aggregate) is covered by any certificate of title. Upon Trustee's request, Debtor shall promptly deliver to Trustee any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Trustee to be named as lienholder on any such certificate of title or other evidence of ownership. None of the Collateral is of a type in which security interests or liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation except for Collateral described on the schedules to the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement. Debtor shall promptly notify Trustee in writing upon acquiring any interest hereafter in Collateral that is of a type where a security interest or lien may be registered, recorded of filed under, or notice thereof given under, any federal statute or regulation. Debtor shall promptly inform Trustee of any additions to or deletions (other than Asset Dispositions permitted by the Indenture) from the Equipment and shall not permit any such items to become Fixtures to real estate other than real estate subject to mortgages or deeds of trust in favor of Trustee. The legal description and street address of the property on which any Fixtures are located is set forth on Schedule I, together with the name and common address of the record owner of each such property.

        6.6   Accounts. Except as otherwise provided in this subsection 6.11, Debtor shall continue to collect, at its own expense, all amounts due or to become due to Debtor under the Accounts and apply such amounts as are so collected to the outstanding balances thereof. In connection with such collections, Debtor may take (and, at Trustee's direction, shall take) such action as Debtor or Trustee may deem necessary or advisable to enforce collection of the Accounts; provided, that Trustee shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (a) notify the Account Debtor under any Accounts (or any other Person obligated thereon) of the assignment of such Accounts to Trustee and to direct such Account Debtors and other Persons to make payment of all amounts due or to become due or otherwise render performance directly to Trustee; (b) exercise the rights of Debtor with respect to the obligation of the Account Debtor to make payment or otherwise render performance to Debtor and with respect to any property that secures the obligations of the Account Debtor or any other Person obligated on the Collateral; and (c) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence and during the continuance of an Event of Default (i) all amounts and Proceeds received by Debtor with respect to the Accounts shall be received in trust for the benefit of Trustee (on behalf of Holders), shall be segregated from other funds of Debtor and shall be forthwith paid over to Trustee in the same form as so received (with any necessary endorsement) to be applied pursuant to Section 14. Debtor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon (other than credits and discounts in the ordinary course of business and in amounts which are not material to Debtor) without the prior consent of Trustee.

        6.7   Intellectual Property. Debtor shall concurrently herewith deliver to Trustee each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for Trustee to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office. If, before the Secured Obligations are paid in full, Debtor acquires or becomes entitled to any new or additional Patents, Trademarks or federally registered Copyrights, or rights thereto, Debtor shall give to Trustee prompt written notice thereof, and shall amend the schedules to the respective security agreements or enter into new or additional security agreements to include any such new Patents, Trademarks or federally registered Copyrights. Debtor shall: (a) prosecute diligently any copyright, patent or trademark application at any time pending; (b) make application for registration or issuance of all new copyrights, patents and trademarks as reasonably deemed appropriate by Debtor; (c) preserve and maintain all rights in the Intellectual Property; and (d) use its best efforts to obtain any consents, waivers or agreements necessary to enable Trustee to exercise its remedies with respect to the Intellectual Property. Debtor shall not abandon any material right to file a copyright, patent or trademark application nor shall Debtor abandon any material pending copyright, patent or trademark application, or Copyright, Patent or Trademark without the prior written consent of Trustee. Debtor represents and warrants to Trustee that the execution, delivery and performance of this Agreement by Debtor will not violate or cause a default under any of the Intellectual Property or any agreement in connection therewith.

        6.8   Equipment. Debtor shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall promptly make or cause to be made all repairs, replacements, and other improvements in connection therewith that are necessary or desirable to such end.

        6.9   General Intangibles. Debtor shall use its best efforts to obtain any consents, waivers or agreements necessary to enable Trustee to exercise remedies hereunder and under the other Collateral Documents with respect to any of Debtor's rights under any General Intangibles, including Debtor's rights as a licensee of Software.

        6.10 Commercial Tort Claims. Debtor shall advise Trustee promptly upon Debtor becoming aware that it holds any additional Commercial Tort Claims the value of which is in excess of $100,000. With respect to any new Commercial Tort Claim, Debtor will execute and deliver such documents as Trustee deems necessary to create, perfect and protect Trustee's security interest in such Commercial Tort Claim.

        6.11 Protection of Collateral; Insurance. Debtor will do nothing to impair the rights of Trustee in the Collateral. Debtor shall at all times maintain insurance with respect to the Collateral in compliance with the requirements of the Indenture. Debtor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of Debtor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to Debtor.

        6.12 Taxes and Claims. Debtor will pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies); provided that no such tax, assessment or charge need be paid if Debtor is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Debtor has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP; and provided further that the same can be contested without risk of loss or forfeiture or material impairment of the Collateral or the use thereof.

        6.13 Collateral Description. Debtor will furnish to Trustee, from time to time upon request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral (and in particular the Accounts) as Trustee may reasonably request, all in reasonable detail.

        6.14 Use of Collateral. Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any policy of insurance covering any of the Collateral.

        6.15 Records of Collateral. Debtor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Trustee may reasonably request indicating that the Collateral is subject to the Security Interests.

        6.16 Federal Claims. Debtor shall notify Trustee of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the request of Trustee, Debtor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

        6.17 Hot Goods. Debtor shall not, and shall not permit any Domestic Subsidiary to, produce any Inventory in violation of the Fair Labor Standards Act of 1938, as amended, or in violation of any other applicable federal, state or local law. Debtor shall not permit any Foreign Subsidiary to produce any Inventory in violation of any law applicable to such Foreign Subsidiary.

SECTION 7. [Intentionally Omitted]

SECTION 8. Trustee Appointed Attorney-in-Fact

        Debtor hereby irrevocably appoints Trustee as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Trustee or otherwise, from time to time in Trustee's discretion to take any action and to execute any instrument that Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a)   to obtain and adjust insurance required to be paid to Trustee;

          (b)   to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c)   to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clauses (a) and (b) above;

          (d)   to file any claims or take any action or institute any proceedings that Trustee may deem necessary or desirable for the collection of, or to preserve the value of, any of the Collateral or otherwise to enforce the rights of Trustee with respect to any of the Collateral;

          (e)   to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Trustee in its sole discretion, and such payments made by Trustee to become obligations of Debtor to Trustee, due and payable immediately without demand;

          (f)    to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral; and

          (g)   generally to take any act required of Debtor by Section 6 and to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Trustee were the absolute owner thereof for all purposes, and to do, at Trustee's option and Debtor's expense, at any time or from time to time, all acts and things that Trustee deems necessary to protect, preserve or realize upon the Collateral.

        Debtor hereby ratifies and approves all acts of Trustee made or taken pursuant to this Section 8. Neither Trustee nor any Person designated by Trustee shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

SECTION 9. Transfers and Other Liens

        Except as otherwise permitted herein or by the Indenture, Debtor shall not:

          (a)   sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that Debtor may sell Inventory to a Buyer in Ordinary Course of Business and may license a General Intangible to a Licensee in Ordinary Course of Business; or

          (b)   create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person except for the security interests created by this Agreement.

SECTION 10. Remedies

          (a)   If any Event of Default shall have occurred and be continuing, Trustee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require Debtor to, and Debtor hereby agrees that it will, at its expense and upon request of Trustee forthwith, assemble all or part of the Collateral as directed by Trustee and make it available to Trustee at any place or places designated by Trustee which is reasonably convenient to Trustee and Debtor; and (ii) without notice except as specified below, sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts, in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of the Trustee's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Trustee may deem commercially reasonable.

          (b)   Debtor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Trustee and Debtor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that the Debtor is entitled to an accounting of the Secured Obligations and stating the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. At any sale of the Collateral, if permitted by law, Trustee may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Trustee (on behalf of Holders). Trustee shall not be obligated to make any sale of

  Collateral regardless of notice of sale having been given. Trustee may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and have no obligation to provide any warranties at such time. Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

SECTION 11. Assignment of Intellectual Property

        Debtor hereby assigns, transfers and conveys to Trustee, effective upon the occurrence of any Event of Default, all Intellectual Property owned or used by Debtor to the extent necessary to enable Trustee to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and assignment shall inure to the benefit of Trustee and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and assignment is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to Debtor or any other Person by Trustee or any Holder.

SECTION 12. [Intentionally Omitted]

SECTION 13. Limitation on Duty of Trustee with Respect to Collateral

        Beyond the safe custody thereof, Trustee shall have no duties concerning the custody and preservation of any Collateral in its possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Trustee shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Trustee in good faith.

SECTION 14. Application of Proceeds

        Upon the occurrence and during the continuance of an Event of Default, the proceeds of any collection, enforcement, sale or other disposition of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Trustee or any Holder with respect to the Indenture, the other Collateral Documents or the Collateral including, without limitation, those described in Section 7.07 of the Indenture and in Section 15 hereof; second, to accrued and unpaid interest on the Secured Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amounts of the Secured Obligations outstanding; and fourth, to any other indebtedness or obligations of Debtor owing to Trustee or any Holder. Any proceeds remaining after payment of the foregoing shall be paid to Debtor.

SECTION 15. Expenses

        Debtor shall pay all costs, fees and expenses of Trustee and any Holder incurred in connection with (a) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (b) creating, perfecting, maintaining and enforcing the Security Interests, and (c) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral. Debtor shall also pay any and all excise, property, sales and use taxes imposed by any federal, state, local or foreign authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Debtor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of Debtor under this Agreement, Trustee or any other Holder may, at its option, but shall not be required to, pay or perform the same and charge Debtor's account for all fees, costs and expenses incurred therefor, and Debtor agrees to reimburse Trustee or such Holder therefor on demand. All sums so paid or incurred by Trustee or any other Holder for any of the foregoing, any and all other sums for which Debtor may become liable hereunder and all fees, costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Trustee or any other Holder in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate provided in the Indenture and shall be secured by the Collateral.

SECTION 16. Termination of Security Interests; Release of Collateral

        Upon payment in full of all Secured Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and the termination of all commitments of Trustee and Holders under the Indenture, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination of the Security Interests or release of any Collateral, Trustee will, at the expense of Debtor, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 17. Notices

        All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Indenture.

SECTION 18. Waivers, Non-Exclusive Remedies

        No failure or delay on the part of Trustee or any Holder in the exercise of any power, right or privilege under this Agreement, the Indenture or any of the other Collateral Documents shall impair such power, right or privilege or be construed to be a waiver thereof or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing under this Agreement, the Indenture and the other Collateral Documents are cumulative to, and not exclusive of, any rights or remedies provided by law or otherwise available.

SECTION 19. Successors and Assigns

        This Agreement is for the benefit of Trustee and Holders and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Debtor and its successors and assigns; provided that Debtor may not delegate its obligations under this Agreement without Trustee's prior written consent.

SECTION 20. Changes in Writing

        No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by Trustee and Debtor.

SECTION 21. Applicable Law

        THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 22. Failure or Indulgence Not Waiver; Remedies Cumulative

        No failure or delay on the part of Trustee or any Holder in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 23. Headings

        Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 24. Counterparts

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 25. Survival

        All representations and warranties of Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

SECTION 26. Intercreditor Agreements

        All rights and remedies provided for herein to Trustee and all obligations of Debtor hereunder are subject to the applicable terms and provisions of the Intercreditor Agreement.

        Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

Debtor:

CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation
By:	/s/ R.V. HOLLAND, JR.
Name:	R.V. Holland, Jr.
Title:	Chief Financial Officer

Trustee:

U.S. BANK, N.A., solely as Trustee
By:	/s/ FRANK P. LESLIE
Name:	Frank P. Leslie Its: Vice President

QuickLinks

  Exhibit 10.6
SECURITY AGREEMENT (5 1/4)% Senior Notes)